EXHIBIT 10.3


                               AG CAPITAL COMPANY
                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT made and entered into as of December 15, 2000 (the "Effective Date"), by and between RDO MATERIAL HANDLING CO., a Minnesota corporation (the "Borrower"), whose address is 2829 S. University Dr., Fargo, North Dakota 58103, and AG CAPITAL COMPANY, a Delaware corporation (the "Lender"), whose address is 1500 Radisson Tower, 201 North 5th Street, Fargo, North Dakota 58102.

                                    RECITALS

         1. The Borrower wishes to borrow funds from the Lender and the Lender wishes to make loans and advances to the Borrower; and

         2. The Borrower and the Lender mutually desire to set forth the terms under which the Lender will extend credit to the Borrower and make such loans and advances.

         NOW, THEREFORE, for and in consideration of the loans and advances to be made by the Lender to the Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

         The following terms when used in this Credit Agreement shall, except where the context otherwise requires, have the following meanings both in the singular and plural forms thereof:

                                 1. DEFINITIONS

         "Acceptable Accounts Receivable" means any receivable owned by the Borrower, less than 90 days old, which is in form and subject to documentation acceptable to Lender.

         "Advance" means any advance by the Lender made under either of the Seasonal Loan Commitments.

         "Affiliate" means any corporation, association, partnership, joint venture or other business entity directly or indirectly controlling or controlled by, or under direct or indirect common control of, the Borrower or any of its Subsidiaries.

         "Assignee" has the meaning set forth in Section 9.14.

         "Borrower" means RDO Material Handling Co., a Minnesota corporation.

         "Borrowing Base Certificate" means the certificate in the form attached hereto which sets forth the Borrowing Base as of the date indicated thereon.

         "Borrowing Base" means, at any time, the lesser of (a) $4,000,000 or
(b) the sum of (i) eighty five percent (85%) of Acceptable Accounts Receivable;
(ii) ninety percent (90%) of new wholegoods inventory, net of unpaid accounts payable on such inventories; (iii) sixty five percent (65%) of used wholegoods and parts inventory, net of unpaid accounts payable on such inventories, all as determined in accordance with GAAP.

         "Business Day" means any day on which the Lender is open for the transaction of business of the kind contemplated by this Credit Agreement.


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         "Change of Control" means the occurrence of any of the following circumstances:

         (a) any person or two or more persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or

         (b) during any period, whether commencing before or after the date hereof, the membership of the Board of Directors of the Borrower changes for any reason (other than by reason of death, disability, or scheduled retirement) so that the majority of the Board of Directors is made up of persons who were not directors at the beginning of such period.

         "Collateral" means all of the assets of the Borrower or any other party in which the Lender holds a security interest pursuant to any of the Loan Documents.

         "Credit Agreement" means this Credit Agreement, as originally executed and as may be amended, modified, supplemented, or restated from time to time by written agreement between the Borrower and the Lender.

         "Current Assets" means, at any date, the aggregate amount of all assets of the Borrower that are classified as current assets, on a consolidated basis, in accordance with GAAP.

         "Current Liabilities" means, at any time, the aggregate amount of all liabilities of the Borrower that are classified as current liabilities, on a consolidated basis, in accordance with GAAP (including taxes and other proper accruals and the matured portion of any indebtedness).

         "Debt" means (i) all items of indebtedness or liability that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as at the date of which Debt is to be determined; (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed; (iii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person, and (iv) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire indebtedness of others.

         "Default" means any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

         "Environmental Law" has the meaning set forth in Section 5.17

         "Equity Ratio" means the ratio of the total equity (including minority interests and subordinate debt including notes payable to parent) of the Borrower to the total assets of the Borrower, as determined on a combined basis, in accordance with GAAP.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as may be further amended from time to time, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

         "Event of Default" means any event of default described in Section 8 hereof.


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


         "GAAP" means the generally accepted accounting principles in the United States in effect from time to time including, but not limited to, Financial Accounting Standards Board (FASB) Standards and Interpretations, Accounting Principles Board (APB) Opinions and Interpretations, Committee on Accounting Procedure (CAP) Accounting Research Bulletins, and certain other accounting principles which have substantial authoritative support.

         "Hazardous Substance" has the meaning set forth in Section 5.17 hereof.

         "Lender" means Ag Capital Company, a Delaware corporation, its successors and assigns.

         "LIBOR" for any business day during any calendar month means the quoted rate of interest per annum determined by the British Banker's Association as the average of interbank offered rates for dollar deposits in the London market based on quotations at sixteen (16) major banks (rounded upward, if necessary, to the nearest 1/100th of 1%).

         "Lien" means any lien, security interest, pledge, mortgage, statutory or tax lien, or other encumbrance of any kind whatsoever (including without limitation, the lien or retained security title of a conditional vendor), whether arising under a security instrument or as a matter of law, judicial process or otherwise or by an agreement of the Borrower to grant any lien or security interest or to pledge, mortgage or otherwise encumber any of its assets.

         "Loan" means the Seasonal Loan.

         "Loan Documents" means this Credit Agreement, the Seasonal Note, the Security Agreement, and such other documents as the Lender may reasonably require as security for, or otherwise executed in connection with, any loan hereunder, all as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the parties thereto.

         "Material Adverse Occurrence" means any occurrence which materially adversely affects the present or prospective financial condition or operations of the Borrower, or which impairs, or may impair, in the Lender's reasonable judgment, the ability of the Borrower to perform its obligations under the Loan Documents.

         "Maturity" of the subject Notes means the earlier of (a) the date on which the subject Notes becomes due and payable upon the occurrence of an Event of Default; or (b) (i) December 1, 2001.

         "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual fiduciary or other capacity.

         "Premises" has the meaning set forth in Section 5.17 hereof.

         "Reference Rate" means for any day the rate of interest indicated as the "prime rate" in the "Money Rates" section of the Wall Street Journal, for such day (or if no such rate is published for such day for the earliest preceding day for which such rate is published). If such rate ceases to be published, the "Reference Rate" shall mean a comparable rate determined by the Lender as indicated in a written notice to the Borrower."

         "Regulatory Change" means any change after the date hereof in any (or the adoption after the date hereof of any new) (a) Federal or state law or foreign law applying to the Lender (or its successors or assigns); or (b) regulation, interpretation, directive or request (whether or not having the force of law) applying or in the reasonable opinion of the Lender (or its successors or assigns) applicable to, the Lender (or its successors or assigns) of any court or governmental authority charged with the


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


interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary, or other authority having jurisdiction over the Lender (or its successors or assigns).

         "Seasonal Commitment" means the Lender's obligation to extend Advances to the Borrower under Section 2, as the context may require.

         "Seasonal Loan" means, at any date, the aggregate amount of all Advances made by the Lender to the Borrower pursuant to Section 2 hereof.

         "Seasonal Note" means the note No. 35070, dated December 15, 2000, in the original principal amount of Four Million Dollars ($4,000,000.00) made by the Borrower payable to the order of the Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and the Lender.

         "Security Agreement" means the Security Agreements, dated September 1, 1998, executed by the Borrower in favor of the Lender, and such other previously executed security agreements, as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the Borrower and the Lender.

         "Subject Note(s)" means the Seasonal Note.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower and/or one or more Subsidiary or Affiliate.

         "Termination Date" means the earlier of (a) December 1. 2001; or (b) the date upon which the obligation of the Lender to make Advances is terminated pursuant to Section 2.7 and Section 3.7.

                              2. THE SEASONAL LOAN

         2.1. Commitment for Seasonal Loan. Subject to the Conditions of Lending set forth in Section 4 hereof, the Lender agrees to make Advances to the Borrower from time to time from the date of this Credit Agreement through the Termination Date, provided, however, that the Lender shall not be obligated to make any Advance, if after giving effect to such Advance, the aggregate outstanding principal amount of all Advances would exceed Four Million Dollars ($4,000,000.00).

         2.2. The Seasonal Note. All Advances shall be evidenced by, and the Borrower shall repay such Advances to the Lender in accordance with, the terms of the Seasonal Note; including without limitation the provision of the Seasonal Note that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of all Advances made by the Lender.

         2.3. Records of Advances and Payments. The aggregate amount of all unpaid Advances set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Seasonal Note.

         2.4. Payments and Interest on the Seasonal Note.

         (a) Except to the extent any part thereof is a Fixed Rate Amount, the Borrower agrees to pay interest on the outstanding principal amount of the Seasonal Note I from the date hereof


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                  until paid in full at a per annum rate equal to one-month
                  LIBOR plus 450 basis points, determined two (2) business days prior to the first business day of any calendar week and fixed until the first business day of the following calendar week.

         (b) After the date hereof, interest accrued on the Seasonal Note through Maturity shall be payable for each calendar month on the first (1st) day of the following calendar month, commencing January 1, 2001, and at Maturity, when the entire outstanding principal amount shall be due and payable. Interest accrued after Maturity shall be payable upon demand.

         2.5. Manner of Borrowing. The Borrower shall give the Lender written or telephonic notice of each requested Advance by not later than 1:00 p.m. (Minneapolis time) on the date such Advance is to be made. Each Advance shall be deposited to an account designated by the Borrower or as otherwise indicated in the corresponding request by the Borrower.

                  Any request for an Advance under the Seasonal Loan shall be deemed a representation by the Borrower that the amount of the requested Advance, when added to the Seasonal Loan outstanding amount, would not exceed the Borrowing Base. If the Seasonal Loan outstanding amount shall at any time exceed the Borrowing Base, the Borrower shall immediately repay Advances in the amount equal to such excess, without notice or demand by the Lender.

         2.6. Payments. Any other provision of this Credit Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Seasonal Note to the Lender at its office shown on the first page hereof (or to such other locations as may from time to time be specified by the Lender).

         2.7. Termination. The obligation of the Lender to make Advances shall terminate:

         (a) Upon receipt by the Lender of three (3) days' written notice of termination from the Borrower given at any time when no amount is outstanding under the Seasonal Note; or

         (b) Immediately and without further action upon the occurrence of an Event of Default of the nature referred to in Subsection 8.1(d); or

         (c) Immediately when any Event of Default (other than one of the nature specified in Subsection 8.1(d)) shall have occurred and be continuing and either (i) the Lender shall have demanded payment of the Seasonal Note or (ii) the Lender shall elect to terminate such obligation by giving notice to Borrower.



                              3. GENERAL PROVISIONS

         3.1. Computation of Interest.

         (a) All computations of interest on the outstanding principal amount of the Subject Note shall be computed on the basis of a year comprised of 360 days to the extent such interest is computed based on LIBOR and 360 days to the extent such interest is computed based on the Reference Rate. Each change in the interest rate payable on the Seasonal Note due to a change in the Reference Rate shall take place simultaneously with the corresponding change in the Reference Rate. Whenever any payment to be made by or to the Lender or other holder(s) of the Seasonal Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such


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


                  extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

         (b) No provision of this Credit Agreement or the Subject Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

         3.2. Default Rate; Late Payment. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the outstanding principal amount of the Subject Notes at a rate per annum equal to the greater of (i) two percent (2%) in excess of the rate applicable to the unpaid principal amount of the Subject Note immediately before the occurrence of such Event of Default or (ii) two percent (2%) in excess of the Reference Rate in effect from time to time. In addition, the Borrower shall be obligated to pay $25.00 with respect to any installment on the Subject Note paid after the date it is due, to compensate Lender for the administrative expenses associated with such past-due payments, subject to the maximum allowable late payment under North Dakota law.

         3.3. Security. The indebtedness, liabilities and other obligations of the Borrower to the Lender under the Subject Note and this Credit Agreement are secured by, inter alia, security interests granted pursuant to all security interests, liens and mortgages heretofore or hereafter granted by the Borrower to the Lender as security for the obligations to the Lender.

         3.4. Manner of Payments. Any other provision of this Credit Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Subject Note to the Lender at its office shown on the first page hereof.

         3.5. Increased Costs. If any Regulatory Change or other change in any existing law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency shall subject the Lender or one or more of its sources of financing to increased costs, the Borrower shall pay to the Lender within fifteen (15) days of demand therefor, Borrower's pro rata share (based on the amount of all loans outstanding from the Lender) of any such amount required to compensate the Lender or such other Persons for such costs.

         3.6. Collateral Allocation. To the extent the Lender receives proceeds of any Collateral after the exercise of remedies provided for in
         Section 8.2: (a) proceeds of Collateral which is includible in the Borrowing Base certificate shall be applied first to any obligations of the Borrower relating to or arising under the Seasonal Note and Loan, and then to all the other obligations to the Lender under the Loan Documents; (b) proceeds of all other Collateral, if any, shall be applied to all obligations to the Lender under the Loan Documents, pro rata in accordance with the respective principal amounts thereof.

         3.7. Loan Agreement Reference. Any reference in the Subject Note to any Loan Agreement or Credit Agreement shall be deemed to be a reference to this Credit Agreement, as it may from time to time be amended, modified or restated. Any conflict between the terms of the Subject Note, and the terms of this Credit Agreement shall be resolved in favor of the terms of this Credit Agreement.


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                            4. CONDITIONS OF LENDING

         4.1. Conditions Precedent. This Credit Agreement and the Lender's obligations hereunder are subject to receipt, on or prior to the date hereof, by the Lender of the following, each to be in form and substance satisfactory to the Lender, unless the Lender waives receipt of any of the following in writing:

         (a) This Credit Agreement and the Subject Notes each appropriately completed and duly executed by the Borrower;

         (b) The Security Agreement and corresponding financing statement(s) appropriately completed and duly executed by the Borrower;

         (c) A current UCC financing statement search, federal and state tax lien search, judgment and bankruptcy search, reflecting results satisfactory to the Lender, on the Borrower from the appropriate filing offices as required by the Lender;

         (d) A Certificate of Good Standing for the Borrower issued by the Secretary of State in all states where the Borrower is qualified to do business;

         (e) A copy of the Borrower's Bylaws, together with all amendments, certified by the Secretary of the Borrower to be a true and correct copy thereof;

         (f) A copy of the Articles of Incorporation of the Borrower, together with all amendments, certified by the Secretary of State of the state of the Borrower's incorporation to be a true and correct copy thereof;

         (g) A certified copy of the resolutions of the Board of Directors of the Borrower authorizing or ratifying the transactions contemplated hereby, and the execution, delivery and performance of the Loan Documents, and designating the officers authorized to execute the Loan Documents to which the Borrower is a party and to perform the obligations of the Borrower thereunder;

         (h) A certificate of the Secretary of the Borrower certifying the names of the officers authorized to execute the Loan Documents, together with a sample of the true signature of each such officer;

         (i) A favorable opinion of counsel for the Borrower, satisfactory to the Lender, as to the matters set forth in Subsections 5.1, 5.2, 5.3, 5.5, 5.7 and 5.9, and other matters as requested by the Lender, satisfactory to the Lender and its counsel;

         (j) Policies or certificates of insurance evidencing insurance coverage required under this Credit Agreement and any other of the Loan Documents;

         (k) A completed Borrowing Base certificate dated as of the last day of the month most recently ended prior to the date hereof.

         (l) Such other documents, information and actions as the Lender may reasonably request.

         4.2. Conditions Precedent to all Loans and Advances. The obligation of the Lender to make any Advance hereunder, including the initial Advance, is subject to the satisfaction of each of the following, unless waived in writing by the Lender:


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         (a)      The representations and warranties set forth in Section 5 are true and correct in all material respects on the date hereof and on the date of any Advance (as if made on the date of such Advance, except to the extent that such representations and warranties expressly relate solely to an earlier date).

         (b) No Default or Event of Default shall have occurred and be continuing.

         (c) No litigation, arbitration or governmental investigation or proceeding shall be pending, or, to the knowledge of the Borrower, threatened, against the Borrower or affecting the business or operations of the Borrower which was not previously disclosed to the Lender and which, if determined adversely to the Borrower, would have a material adverse effect on the operation or financial condition of the Borrower.

         (d) No Default or Event of Default shall result from the making of any Advance.

         (e) No Material Adverse Occurrence shall have occurred and be continuing.

         (f) Each request for an Advance and each acceptance of the proceeds of such request by the Borrower shall constitute a representation and warranty by the Borrower that on the date of acceptance of such proceeds (both immediately before and after giving effect to such acceptance) the statements made in
                  Section 5 are true and correct with the same effect as if then made, except to the extent such statements expressly relate solely to an earlier date.

                       5. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         5.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified and licensed to do business and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business makes such qualification or licensing necessary. The Borrower has full power and authority to enter into and perform its obligations under the Loan Documents and to obtain the Loans and Advances hereunder.

         5.2. Due Authorization. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder, do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's Articles of Incorporation or Bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any Lien on any of its property pursuant to the provisions of any agreement binding on or applicable to the Borrower or any of its property except pursuant to the Loan Documents.

         5.3. Validity of the Loan Documents. The Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.


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


         5.4. Financial Information. The financial statements of the Borrower furnished to the Lender have been and will be prepared in accordance with GAAP consistently applied by the Borrower and present fairly the financial condition of the Borrower as of the dates thereof and for the periods covered thereby. The Borrower is not aware of any contingent liabilities or obligations which would, upon becoming non-contingent liabilities or obligations, be a Material Adverse Occurrence. Since the date of the most recent such statements, neither the condition (financial or otherwise), the business nor the properties of the Borrower have been materially and adversely affected in any way.

         5.5. Litigation, Other Proceedings. Except as previously disclosed to and approved of in writing by the Lender, there is no action, suit or proceeding at law or equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its property, which is reasonably likely to result in a Material Adverse Occurrence; and the Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such default would be a Material Adverse Occurrence.

         5.6. Title to Assets. Except for Liens permitted by Section 7.2, the Borrower has good and marketable title to all of its assets, real and personal.

         5.7. Lien Priority. The Liens created by the Security Agreement are attached and first, perfected Liens on the Collateral.

         5.8. Guarantees and Indebtedness. Except as disclosed on financial statements of the Borrower furnished to the Lender, the Borrower is not a party to any material contract of guaranty or suretyship and none of its assets is subject to any contract of that nature and the Borrower is not indebted to any other party, except the Lender.

         5.9. Margin Stock. No part of any Loan or Advance hereunder shall be used at any time by the Borrower to purchase or carry margin stock (within the meaning of Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Loan or Advance hereunder will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

         5.10. Taxes. The Borrower has filed all federal, state and other income tax returns which are required to be filed through the date of this Credit Agreement and has paid all taxes as shown on said returns, and all taxes due or payable without returns and all assessments received to the extent such taxes and assessments have become due. All tax liabilities of the Borrower are adequately provided for on its books, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for taxes in excess of those already paid. The Borrower has made all required withholding deposits.

         5.11. Accuracy of Information. All factual information furnished by or on behalf of the Borrower to the Lender for purposes of or in connection with this Credit Agreement or any transaction contemplated by this Credit Agreement is, and all other such factual information furnished by or on behalf of the Borrower to the Lender in the future, will be true and accurate in


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


         every material respect on the date as of which such information is dated or certified. No such information contains any material misstatement of fact or omits any material fact or any fact necessary to prevent such information from being misleading.

         5.12. Material Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction that materially and adversely affects its business, property or assets, operations or condition (financial or otherwise).

         5.13. Defaults. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any: (a) agreement to which such entity is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower; or (b) instrument evidencing any indebtedness or under any agreement relating to such indebtedness.

         5.14. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) the Pension Benefit Guaranty Corporation or any successor entity has not instituted proceedings to terminate any Plan; and (c) each Plan of the Borrower has been maintained and funded in all material respects in accordance with its terms and with ERISA. All undefined capitalized terms used in this Section shall have the meanings ascribed to them in ERISA.

         5.15. Financial Status. The Borrower is not insolvent (as such term is defined in Section 101(32) of the United States Bankruptcy Code of 1978, as amended or Minnesota Statutes Section 513.42, as amended) and will not be rendered insolvent (as such term is defined in Section 101(32) of the United States Bankruptcy Code of 1978, as amended or Minnesota Statutes Section 513.42, as amended) by execution of this Credit Agreement or any other of the Loan Documents, or consummation of the transactions contemplated thereby.

         5.16. Survival of Representations. All representations and warranties contained in this Section 5 shall survive the delivery of the Seasonal Note and the making of the Loans and Advances evidenced thereby and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

         5.17. Environmental Matters.

         (a) Definitions. As used in this Credit Agreement, the following terms shall have the following meanings:

                  (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                  (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  (iii) "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

         (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

         (c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

         (d) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

         5.18. Subsidiaries. The Borrower has the Subsidiaries listed on the financial statements previously delivered to the Lender.

                            6. AFFIRMATIVE COVENANTS

         As long as there remains any amount outstanding under the Subject Notes or the Lender has any obligation to make Advances, the Borrower shall, unless waived in writing by the Lender:

         6.1. Financial Statements and Reports. Furnish to the Lender, at the times set forth below, the following financial statements, reports and information:

         (a) As soon as available, but in any event within one hundred twenty five (125) days after each fiscal year end, annual audited financial statements of the Borrower, and Subsidiaries prepared on a consolidated basis, certified by certified public accountants satisfactory to the Lender to have been prepared in accordance with GAAP consistently applied;

         (b) As soon as available, but in any event within thirty (30) days after the last day of each monthly fiscal period unaudited financial statements of the Borrower consisting of a balance sheet and the related statements of income, retained earnings and cash flows prepared on a consolidated basis dated as of the last Business Day of such quarterly fiscal period in form and detail as reasonably required by the Lender certified by the chief financial officer of the Borrower to have been prepared from the records of the Borrower on the basis of accounting principles consistently applied by the Borrower;(b)

         (c) As soon as available, but in any event within ninety (90) days following each fiscal year-end, an operating budget and cash flow forecast for the fiscal year immediately following such fiscal year-end.

         (d) Promptly upon obtaining knowledge thereof, notice of the occurrence of any Default or Event of Default and of the violation by the Borrower of any law, rule or regulation, the non-compliance with which could be reasonably expected to be a Material Adverse Occurrence;

         (e) To the extent applicable, promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the U.S. Securities and Exchange Commission, or any national securities exchange;

         (f) Such other information concerning the business, operations and condition (financial or otherwise) of the Borrower as the Lender may reasonably request.

         6.2. Maintenance of Corporate Existence. Maintain and preserve its corporate existence.

         6.3. Taxes. Pay and discharge as the same shall become due and payable, all taxes, assessments and other governmental charges and levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its properties, unless such tax, levy, charge assessment or Lien is being contested in good faith by the Borrower and is supported by an adequate book reserve. The Borrower shall make all required withholding deposits.

         6.4. Notices. As soon as practicable, give notice to the Lender of:

         (a) The commencement of any litigation relating to the Borrower which might reasonably result in a Material Adverse Occurrence or relating to the transactions contemplated by this Credit Agreement;

         (b) The commencement of any material arbitration or governmental proceeding or investigation not previously disclosed to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or its property which might reasonably result in a Material Adverse Occurrence;

         (c) Any Reportable Event or "prohibited transaction" or the imposition of a Withdrawal Liability, within the meaning of ERISA, in connection with any Plan and, when known, any action taken by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation with respect thereto, and any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed to the Lender which if determined adversely to the Borrower would constitute a Material Adverse Occurrence; and

         (d)      Any Default or Event of Default under this Credit Agreement.

         6.5. Compliance with Laws. Carry on its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities. The Borrower shall maintain all material rights, liens, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business. Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

         6.6. Books and Records. Keep books and records reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and permit the Lender, and its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with officers of the Borrower and its independent public accountants (and by this provision the Borrower authorizes its independent public accountants to participate in such discussions) and examine any of its books and other corporate records.

         6.7. Insurance. Procure and maintain insurance with financially sound and reputable insurers, insurance with respect to the Collateral and its other property against damage and loss by theft, fire, collision (in the case of motor vehicles) and such other risks as are required by the Lender in an amount equal to the fair market value thereof and, in any event, in an amount sufficient to avoid the application of any coinsurance provisions and naming the Lender loss payee. The

         Borrower shall also procure and maintain other such insurance including workers compensation insurance, liability and business interruption insurance, and other insurance as the Lender may require and/or that may be required under any of the Loan Documents, all in such amounts as may be required by the Lender. Policies of all such insurance shall contain an agreement by the insurer to provide the Lender thirty (30) days prior written notice of cancellation and an agreement that the Lender's interest shall not be impaired or invalidated by any act or neglect of the Borrower nor by the occupation of properties owned or leased by the Borrower or other properties wherein the Collateral is located for purposes more hazardous than those permitted by such policies. The Borrower shall provide evidence of such insurance and the policies of insurance or copies thereof to the Lender upon request.

         6.8. Maintain Property. Maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

         6.9. Conduct of Business. Continue to engage primarily in the business being conducted on the date of this Credit Agreement.

         6.10. Equity Ratio. Maintain as of each calendar month an Equity to Asset Ratio of not less than 0.15 : 1.00.

         6.11. Further Assurances. The Borrower agrees upon reasonable request by the Lender to execute and deliver such further instruments, deeds and assurances, including financing statements under the Uniform Commercial Code of Minnesota and/or any other relevant states, and to do such further acts as may be necessary or proper to carry out more effectively the purposes of this Credit Agreement and the Loan Documents and, without limiting the foregoing, to make subject to the liens and security interests of the Security Agreement and any other of the Loan Documents any property agreed to be subjected, or intended to be subject, or covered by the granting clauses of the Security Agreement or such other of the Loan Documents.

         6.12. ERISA Compliance. Comply in all material respects at all times with all applicable provisions of ERISA and the regulations and published interpretations thereunder.

                             7. NEGATIVE COVENANTS

         As long as there remains any amount outstanding under the Seasonal Notes or the Lender has any obligation to make Advancesunder the Seasonal Loan Commitment, the Borrower shall not, unless waived in writing by the Lender:

         7.1. Consolidation; Merger; Sale of Assets; Acquisitions. Consolidate with or merge into or with any other entity; or sell (other than sales of inventory in the ordinary course of business), transfer, lease or otherwise dispose of all or a substantial part of its assets; or acquire a substantial interest in another Person either through the purchase of all or substantially all of the assets of that Person or the purchase of a controlling equity interest in that Person.

         7.2. Liens. Create, incur, assume or suffer to exist any Lien or any of its property, real or personal, except (a) Liens in favor of the Lender; (b) Liens disclosed to and approved of in writing by the Lender; (c) Liens for current taxes and assessments which are not yet due and payable; and (d) purchase money security interests to secure the indebtedness permitted under Section 7.3 below.

         7.3. Additional Indebtedness. Create, incur, assume or suffer to exist any indebtedness except: (a) indebtedness in favor of the Lender; (b) current liabilities incurred in the ordinary course of business; (c) indebtedness existing on the date of this Credit Agreement and disclosed to and approved of in writing by the Lender; and (d) purchase money indebtedness incurred in connection with the acquisition of fixed assets not to exceed $500,000 in the aggregate during any fiscal year of the Borrower.

         7.4. Guaranties. Assume, guarantee, endorse or otherwise become liable in connection with the indebtedness of any other person or entity except endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

         7.5. Change in Ownership or Business. Permit a material change in (a) the ownership or management of the Borrower as in effect on the date of this Credit Agreement, or (b) the line of business presently engaged in by the Borrower.

         7.6. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, at any time any Default or Event of Default has occurred and is continuing.

         7.7. Investments; Subsidiaries. The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person, except:

         (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one (1) year or less, commercial paper issued by a U.S. corporation rated "A-1" or "A-2" by Standard & Poor's Ratings Services or "P-1" or "P-2" by Moody's Investors Service, investments in money market mutual funds whose underlying assets are exclusively investments which would otherwise be permitted investments under this Section 7.6(a), or repurchase agreements, certificates of deposit or bankers' acceptances having a maturity of one (1) year or less issued by members of the Federal Reserve System having deposits in excess of $500,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

         (b) Travel advances or loans to officers and employees of the Borrower (not including contracts made in the ordinary course of business with any such officers or employees) not exceeding at any one time an aggregate of $25,000;

         (c) Advances in the form of progress payments, prepaid rent or security deposits;

         (d) Existing investments as described in the financial statements previously delivered to the Lender;

         (e) Investments constituting transactions made in the ordinary course of business of the Borrower;

         (f) Investments in wholly-owned subsidiaries of the Borrower existing as of the date hereof; and

         (g) Investments not otherwise permitted in this Section 7.7 not to exceed $500,000 in the aggregate (on a book value basis) at any time outstanding.

                       8. EVENTS OF DEFAULT AND REMEDIES

         8.1. Events of Default. The term "Event of Default" shall mean any of the following events:

         (a) The Borrower shall default in the payment when due, or if payable on demand, upon demand, of any principal or interest on the Subject Notes; or

         (b) The Borrower shall default (other than a default in payment under subsection (a) above) in the due performance and observance of any of the covenants contained in any of the Loan Documents and such default shall continue unremedied for a period of thirty (30) days after notice from the Lender to the Borrower thereof; or

         (c) An event has occurred which would, at such time or with the passage of time, constitute an "event of default" (however legally styled) under any other loan obligation, lease, bond, debenture, security agreement, note, or instrument or agreement evidencing Debt and any applicable grace period specified in such agreement or evidence of Debt has expired; or

         (d) The Borrower shall become insolvent or generally fail to pay or admit in writing its inability to pay its debts as they become due; or the Borrower shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors; or trustee, receiver or other custodian shall otherwise be appointed for the Borrower or any of its assets; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Borrower; or the Borrower shall take any action to authorize, or in furtherance of, any of the foregoing; or

         (e) Any representation or warranty set forth in this Credit Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; or

         (f)      The occurrence of any Material Adverse Occurrence; or

         (g) A Reportable Event (as defined under ERISA) shall have occurred; or

         (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $250,000 (unless the payment of such judgment in the amount of such excess is insured), and the continuance of such judgment, decree or order unsatisfied for any 30 consecutive day period without a stay of execution.

         (i)      The occurrence of a Change of Control; or

         (j)      The Lender shall in good faith deem itself insecure.

         8.2. Remedies; Cumulative. If an Event of Default described in Section 8.1(d) shall occur, the full unpaid balance of the Seasonal Notes (outstanding balances plus accrued interest) and all other obligations of the Borrower to the Lender shall automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which are hereby expressly waived) and the obligation of the Lender to make additional Advances shall automatically terminate. If any other Event of Default shall occur and be continuing, the Lender may terminate its obligation to make additional Advances and may declare the outstanding balance of the Seasonal Note and all other obligations of the Borrower to the Lender to be due and payable without further notice, presentment, protest or demand of any kind (all of which are hereby expressly waived), whereupon the full unpaid amount of the Subject Notes and all other obligations of the Borrower to the Lender shall become immediately due and payable. Upon any Event of Default, the Lender shall be entitled to exercise any and all rights and remedies available under any of the Loan Documents or otherwise available at law or in equity to collect the Subject Notes and all other obligations of the Borrower to the Lender, to realize upon or otherwise pursue any and all Collateral and other security (including without limitation any and all guarantees) for the loans under this Credit Agreement and to, without notice to the Borrower, and without further action, apply any and all monies owing by Lender to the Borrower to the payment of the Subject Notes, and all other obligations of the Borrower hereunder, in such order as the Lender elects (subject to Section 3.6).

                                9. MISCELLANEOUS

         9.1. Waivers, Amendments. The provisions of the Loan Documents may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by the Lender. No failure or delay on the part of the Lender or the holder(s) of the Seasonal Note in exercising any power or right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

         9.2. Notices. All communications and notices provided under this Credit Agreement shall be in writing and addressed or delivered to the Borrower or the Lender at their respective addresses shown on the first page hereof, or to any party at such other address as may be designated by such party in a written notice to the other parties. Such notices shall be delivered by any of the following means: (i) mailing through the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested; (ii) delivery by reputable overnight delivery service including without limitation, and by way of example only: Federal Express, DHL, Airborne Express and Express Mail; or (iii) delivery by reputable private personal delivery service. Notices delivered in accordance with (i) above shall be deemed delivered the second Business Day after deposit in the mail; notices delivered in accordance with (ii) above shall be deemed delivered the first Business Day after delivery to the delivery service; and notices delivered in accordance with (iii) above shall be deemed delivered the same Business Day as that specified by the notifying party to the delivery service.

         9.3. Costs and Expenses. The Borrower agrees to pay all expenses for the preparation of this Credit Agreement, including exhibits, and any amendments to this Credit Agreement as may from time to time hereafter be required, and the reasonable attorneys fees and legal expenses of counsel for the Lender, from time to time incurred in connection with the preparation and execution of this Credit Agreement and any document relevant to this Credit Agreement, any amendments hereto or thereto, and the consideration of legal questions relevant hereto and thereto. The Borrower agrees to reimburse Lender upon demand for, all out-of-pocket expenses (including reasonable attorneys fees and legal expenses) in connection with the Lender's enforcement of the obligations of the Borrower hereunder or under the Note or any other of the Loan Documents, whether or not suit is commenced including, without limitation, attorneys fees, and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of the Borrower under this Section 9.3 shall survive any termination of this Credit Agreement.

         9.4. Interest Limitation. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be paid to the Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Credit Agreement and/or the Seasonal Note, any document securing or executed in connection herewith or therewith, or any other agreement between the Borrower and the Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if the Lender should ever receive interest at a rate that would exceed the Maximum Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between the Borrower and the Lender and shall also be binding upon and applicable to any subsequent holder of the Subject Notes.

         9.5. Severability. Any provision of this Credit Agreement or any other of the Loan Documents executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Credit Agreement or such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction.

         9.6. Cross-References. References in this Credit Agreement or in any other of the Loan Documents executed pursuant hereto to any Section are, unless otherwise specified, to such Section of this Credit Agreement or such Loan Document, as the case may be.

         9.7. Headings. The various headings of this Credit Agreement or of any other of the Loan Documents executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Credit Agreement or such Loan Document or any provisions hereof or thereof.

         9.8. Governing Law; Venue; Waiver of Jury Trial. Each of the Loan Documents shall be deemed to be a contract made under and governed by the laws of the State of North Dakota (without regard to the laws of conflict of any jurisdiction) as to all matters, including without limitation, matters of validity, interpretation, construction, effect, performance and remedies. The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of North Dakota in connection with any controversy related to this Credit Agreement and any other of the Loan Documents, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Borrower against the Lender in connection herewith or therewith shall be venued in the federal or state court that has jurisdiction over matters arising in Fargo, North Dakota. THE BORROWER AND LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

         9.9. Successors and Assigns. This Credit Agreement shall be binding upon and shall inure to the benefit of the parities hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

         9.10. Recitals Incorporated. The recitals to this Credit Agreement are incorporated into and constitute an integral part of this Credit Agreement.

         9.11. Multiple Counterparts. This Credit Agreement may be executed in one or more counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         9.12. Indemnity. In addition to the payment of expenses pursuant to
         Section 9.3, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, assignees, parent corporations, subsidiary corporations, affiliated corporations and successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees"), from and against any of the following (collectively, "Indemnified Liabilities"):

         (a) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances or the Loans;

         (b) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in this Agreement proves to be incorrect in any respect or as a result of any violation of the covenant contained in this Agreement; and

         (c) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances or the Loans and the Loan Documents or the use or intended use of the proceeds of the Advances or the Loans.

         If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this
         Section 9.12 shall survive the termination of this Credit Agreement and the discharge of the Borrower's other obligations hereunder.

         9.13 Complete Agreement. This Credit Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

         9.14. Assignments; Participants; Waiver of Claims. The Lender may sell, assign or grant a participation in the Subject Notes, in whole or in part and may disclose information relating to the Borrower or otherwise relevant to this Agreement, to such Persons and their financing sources ("Assignees"). No Assignee shall be deemed a partner or agent of the Lender. The Borrower irrevocably agrees that any claims it may have or may assert against the Lender for breach of contract (or related tort claims) shall be personal to the Lender and shall not be asserted by way of direct claim or offset against any Assignee or against any Loan sold or assigned to any Assignee and the Assignee hereby irrevocably waives any right it otherwise may have, now or hereafter, to assert any such claim). The Borrower acknowledges that the Assignees shall rely on the foregoing waiver and agreement.


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                                       19

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                              RDO MATERIAL HANDLING CO.,
                                              a Minnesota corporation

                                              By:  /s/ Thomas K. Espel
                                                   -----------------------------

                                              Its: Chief Financial Officer
                                                   -----------------------------



                                              By:
                                                   -----------------------------

                                              Its:
                                                   -----------------------------



                                               AG CAPITAL COMPANY,
                                               a Delaware Corporation

                                               By: /s/ Lee Rosin
                                                   -----------------------------
                                                   Lee Rosin

                                               Its President and General Manager